Exhibit 10.1

CONTRIBUTION AGREEMENT

by and between

Independence Realty Operating Partnership, LP,

and

Centrepoint Arizona, LLC

Dated as of December 16, 2011

CONTRIBUTION AGREEMENT

THIS CONTRIBUTION AGREEMENT (including all exhibits and schedules, this “Agreement”) is made and entered into as of December 16, 2011, by and between Independence Realty Operating Partnership, LP, a Delaware limited partnership (the “Operating Partnership”), and Centrepoint Arizona, LLC, a Delaware limited liability company (the “Contributor”).

RECITALS

A. The Operating Partnership desires to acquire the Property (as defined on Exhibit A and any other capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms on Exhibit A).

B. The Contributor desires to transfer the Property to the Operating Partnership in exchange for, among other things, units of limited partnership interests in the Operating Partnership (the “OP Units”), and the Operating Partnership desires to issue OP Units in exchange for the Property.

NOW, THEREFORE, for and in consideration of the foregoing premises, and the mutual undertakings set forth below, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

TERMS OF AGREEMENT

ARTICLE 1.

CONTRIBUTION OF PROPERTY

Section 1.1 Contribution Transaction.

At the Closing, the Contributor shall contribute, transfer, assign, convey and deliver to the Operating Partnership, and the Operating Partnership shall assume, absolutely and unconditionally and free and clear of all Liens other than Permitted Exceptions, but without recourse, representation or warranty except as expressly set forth herein, all of Contributor’s undivided right, title and interest in and to the Property and the obligations with respect thereto. The contribution of the Property shall be evidenced by the Transfer Documents (as defined below).

Section 1.2 Consideration for the Property.

(a) The Operating Partnership shall, in exchange for the Property, pay to the Contributor the total amount of consideration equal to $29,500,000.00 (the “Contributor Consideration”), which consists of (i) a cash payment in immediately available funds of $17,600,000.00 (the “Cash Consideration”), and (ii) the issuance to the Contributor of OP Units having a value of $11,900,000.00 (the “OP Unit Consideration”); provided that the Contributor Consideration may be adjusted as set forth in paragraph (b) of this Section 1.2. The Contributor shall, at Closing (as hereafter defined), use the Cash Consideration (in full) to retire any existing mortgage indebtedness (the “Existing Debt”) encumbering the Property (in addition to any other funds of Contributor necessary to retire such Existing Debt).

(b) The OP Unit Consideration payable to the Contributor shall be increased at the time of the Closing on a dollar-for-dollar basis to reflect any reduction, occurring between the date of this Agreement and the Closing, in the principal balance of that portion of the Existing Debt that is to be repaid at Closing by Contributor using the Cash Consideration.

(c) Intentionally Deleted.

(d) The issuance of the OP Units to the Contributor shall be evidenced by an amendment (the “Amendment”) to the agreement of limited partnership of the Operating Partnership (the “OP Partnership Agreement”).

Section 1.3 Prorations.

At the Closing, all revenue and charges that are customarily prorated in transactions of this nature, including accrued rent currently due and payable, real and personal property taxes and other similar periodic charges payable or receivable with respect to the Property shall be prorated between the Contributor and the Operating Partnership, effective as of the Closing. Any such amounts that cannot be determined at Closing shall be prorated using reasonable estimates thereof. Thereafter, any over and under payments shall be subject to a true up as soon as commercially reasonable after Closing, provided that any estimated proration shall be final after twelve (12) months from Closing.

Section 1.4 Tax Treatment as Contribution.

The parties hereto intend and agree that, for federal income tax purposes, the contributions, transfers, conveyances and assignments effectuated pursuant to this Agreement shall be treated as contributions of the Property by the Contributor to the Operating Partnership in accordance with Section 721 of the Internal Revenue Code of 1986, as amended (the “Code”).

ARTICLE 2.

CLOSING

Section 2.1 Conditions Precedent.

(a) The obligations of the Operating Partnership to effect the transactions contemplated hereby shall be subject to each of the following conditions:

(i) the representations and warranties of the Contributor contained in this Agreement shall have been true and correct in all material respects on the date such representations and warranties were made, and shall be true and correct in all material respects on the Closing Date as if made at and as of such date;

(ii) each obligation of the Contributor contained in this Agreement shall have been duly performed by it on or before the Closing Date, and the Contributor shall not have breached any of its covenants contained herein;

(iii) concurrently with the Closing, the Contributor shall have executed and delivered to the Operating Partnership the documents required to be delivered pursuant to Section 2.3;

(iv) all necessary consents or approvals of governmental authorities or third parties (including, without limitation, lenders and lessors) to the consummation of the transactions contemplated herein shall have been obtained;

(v) no order, statute, rule, regulation, executive order, injunction, stay, decree or restraining order shall have been enacted, entered, promulgated or enforced by any court of competent jurisdiction or governmental or regulatory authority or instrumentality that prohibits the consummation of any of the transactions contemplated herein, and no litigation or governmental proceeding seeking such an order shall be pending; and

(vi) from the date of this Agreement to the Closing Date, there has not been any development, occurrence or event that, individually or in the aggregate with other developments, occurrences or events since that date, would cause a material adverse change to the assets, business, prospects, financial condition, results of operations or cash flows of the Property.

Any or all of the foregoing conditions may be waived by the Operating Partnership in its sole and absolute discretion.

(b) The obligations of the Contributor to effect the transactions contemplated hereby shall be subject to the following conditions:

(i) the representations and warranties of the Operating Partnership contained in this Agreement shall have been true and correct in all material respects on the date such representations and warranties were made, and shall be true and correct in all material respects on the Closing Date as if made at and as of such date;

(ii) each obligation of the Operating Partnership contained in this Agreement shall have been duly performed by it on or before the Closing Date, and Operating Partnership shall not have breached any of its covenants contained herein;

(iii) concurrently with the Closing, Operating Partnership, directly, shall have executed and delivered the documents required to be delivered by it pursuant to Section 2.3;

(iv) all necessary consents or approvals of governmental authorities or third parties (including, without limitation, lenders and lessors) to the consummation of the transactions contemplated herein shall have been obtained; and

(v) no order, statute, rule, regulation, executive order, injunction, stay, decree or restraining order shall have been enacted, entered, promulgated or enforced by any court of competent jurisdiction or governmental or regulatory authority or instrumentality that prohibits the consummation of the transactions contemplated herein, and no litigation or governmental proceeding seeking such an order shall be pending.

Any or all of the foregoing conditions may be waived by the Contributor in its sole and absolute discretion.

Section 2.2 Date, Time and Place of Closing.

The date, time and place of the closing of the transactions contemplated hereunder shall be on or before December     , 2011, at 9:00 a.m., at Cira Centre, 2929 Arch St., 17th Floor, Philadelphia, Pennsylvania (the “Closing” or “Closing Date”).

Section 2.3 Closing Deliveries.

At the Closing, each party, as applicable, shall make, execute, acknowledge and deliver the following (collectively, the “Closing Documents”):

(a) all proper Transfer Documents for the conveyance of title to the Property. “Transfer Documents” shall mean the title and transfer documents required under the laws of the state where the Property is located to transfer and vest in the Operating Partnership good, indefeasible and marketable title to the Property, and to cause the title insurance company engaged by the Operating Partnership (the “Title Company”) to issue an owner’s title policy (the “Title Policy”), including, without limitation:

(i) a General Warranty Deed conveying to the Operating Partnership all of Contributor’s right, title and interest in and to the Property, subject only to the Permitted Exceptions, with a legal description prepared from the Survey legal description in the form attached hereto as Exhibit B;

(ii) a Bill of Sale in the form attached hereto as Exhibit C;

(iii) an Assignment of Leases, Service Contracts and Intangibles, Transfer of Security Deposits and Assumption Agreement in the form attached hereto as Exhibit D;

(iv) an affidavit of title in the form required by the Title Company in order to issue its extended coverage owner’s policy of title insurance without exception for mechanic’s, materialmen’s or other statutory liens, for unrecorded easements or for other rights of parties in possession; and

(v) A properly-completed property transfer tax return or affidavit, if any, in form and substance appropriate to the jurisdiction in which the Property is located.

(b) the Amendment;

(c) an affidavit from the Contributor in the form of Exhibit E, stating under penalty of perjury, the Contributor’s United States Taxpayer Identification Number and that the Contributor is not a foreign person pursuant to Section 1445(b)(2) of the Code and a comparable affidavit satisfying the withholding requirements imposed by any other relevant jurisdiction; and

(d) if requested by the Title Company, a copy of all appropriate corporate resolutions or partnership or limited liability company actions authorizing the execution, delivery and performance by a Contributor of this Agreement, any related documents and the Closing Documents.

Section 2.4 Closing Costs.

The Operating Partnership shall pay any documentary transfer taxes, escrow charges, title charges and recording taxes or fees and any other closing costs incurred in connection with the transactions contemplated hereby; provided, however, that the Contributor shall be responsible for its own income tax liability incurred by the Contributor in connection herewith.

ARTICLE 3.

REPRESENTATIONS AND WARRANTIES AND INDEMNITIES

Section 3.1 Representations and Warranties of the Operating Partnership.

The Operating Partnership hereby represents and warrants to the Contributor that as of the date hereof and as of the Closing Date:

(a) Organization; Authority. The Operating Partnership has been duly formed and is validly existing under the laws of the jurisdiction of its formation, and has all requisite limited partnership power and authority to enter this Agreement and all agreements contemplated hereby and to carry out the transactions contemplated hereby and thereby, and the requisite approval of such transactions, including the issuance of the OP Units, has been obtained from all of the Operating Partnership’s respective partners, to the extent required. The persons and entities executing this Agreement on behalf of the Operating Partnership have, and the persons and entities that will execute all agreements contemplated hereby on behalf of the Operating Partnership will have, the power and authority to enter into this Agreement or such other contemplated agreements, as applicable.

(b) Due Authorization. The execution, delivery and performance of this Agreement by the Operating Partnership have been duly and validly authorized by all necessary action of the Operating Partnership. This Agreement and each agreement, document and instrument executed and delivered by or on behalf of the Operating Partnership pursuant to this Agreement constitutes, or when executed and delivered will constitute, the legal, valid and binding obligation of the Operating Partnership, each enforceable against the Operating Partnership in accordance with its terms, as such enforceability may be limited by bankruptcy or the application of equitable principles.

(c) Non-Contravention and Consent. The execution, delivery and performance by the Operating Partnership of its obligations under this Agreement and all agreements contemplated hereby will not contravene any provision of applicable law, the certificate of limited partnership of the Operating Partnership, the Limited Partnership Agreement of the Operating Partnership or other constituent document of the Operating Partnership, or any agreement or other instrument binding upon the Operating Partnership or any applicable law, judgment, order or decree of any governmental body, agency or court having jurisdiction over the Operating Partnership, and no consent, approval, authorization or order of or qualification with any governmental body or agency is required for the performance by the Operating Partnership of its obligations under this Agreement and all other agreements contemplated hereby.

(d) No Brokers. The Operating Partnership has not entered into, and covenants that it will not enter into, any agreement, arrangement or understanding with any person or firm that will result in the obligation of Contributor to pay any finder’s fee, brokerage commission or similar payment in connection with the transactions contemplated hereby.

(e) Consents and Approvals. No consent, waiver, approval or authorization of any third party, including any governmental authority, is required to be obtained by Operating Partnership in connection with the execution, delivery and performance of the Agreement, the documents required pursuant thereto and the transactions contemplated hereby and thereby or, if required, has been obtained.

(f) No Violation. None of the execution, delivery or performance of the Agreement, the documents required pursuant thereto and the transactions contemplated hereby and thereby does or will, with or without the giving of notice, lapse of time, or both, (i) contravene, violate, conflict with, result in a breach of, or constitute a default under or give to others any right of termination, cancellation or amendment of (A) the organizational documents, including the certificate of limited partnership and limited partnership agreement, if any, of the Operating Partnership, (B) any agreement, document or instrument to which the Operating Partnership is a party or by which the Operating Partnership or any of its assets or properties are bound or (C) any applicable law, or term or provision of any judgment, order, writ, injunction, or decree of any governmental or regulatory authority, which is binding on the Operating Partnership or by which the Operating Partnership or any of its respective assets or properties are bound or subject or (ii) result in the creation of any Lien upon the property or any other assets of the Operating Partnership.

Section 3.2 Representations and Warranties of the Contributor.

The Contributor hereby represents and warrants to the Operating Partnership that as of the date hereof and as of the Closing Date:

(a) Organization; Authority. The Contributor has been duly formed and is validly existing under the laws of the jurisdiction of its formation, and has all requisite limited liability company power and authority to enter this Agreement and all agreements contemplated hereby and to carry out the transactions contemplated hereby and thereby and the requisite approval of such transactions, including the contribution of the Property, has been obtained from all of the Contributor’s respective members. The persons and entities executing this Agreement on behalf of the Contributor have, and the persons and entities that will execute all agreements contemplated hereby on behalf of the Contributor will have, the power and authority to enter into this Agreement or such other contemplated agreements, as applicable.

(b) Due Authorization. The execution, delivery and performance of the Agreement and any other agreement, document or instrument to be executed and delivered by or on behalf of the Contributor pursuant to or in connection with the Agreement has been duly and validly authorized by all necessary action of the Contributor. The Agreement and each agreement, document and instrument executed and delivered by or on behalf of the Contributor pursuant to or in connection with the Agreement constitutes, or when executed and delivered will constitute, the legal, valid and binding obligation of the Contributor, each enforceable against the Contributor in accordance with its terms, except as such enforceability may be limited by bankruptcy or the application of equitable principles.

(c) Consents and Approvals. No consent, waiver, approval or authorization of any third party, including any governmental authority, is required to be obtained by the Contributor in connection with the execution, delivery and performance of the Agreement, the documents required pursuant thereto and the transactions contemplated hereby and thereby or, if required, has been obtained.

(d) No Violation. None of the execution, delivery or performance of the Agreement, the documents required pursuant thereto and the transactions contemplated hereby and thereby does or will, with or without the giving of notice, lapse of time, or both, (i) contravene, violate, conflict with, result in a breach of, or constitute a default under or give to others any right of termination, cancellation or amendment of (A) the organizational documents, including the charters and bylaws, if any, of the Contributor, (B) any agreement, document or instrument to which Contributor is a party or by which Contributor or any of its assets or properties are bound or (C) any applicable law, or term or provision of any judgment, order, writ, injunction, or decree of any governmental or regulatory authority, which is binding on Contributor or by which Contributor or any of its respective assets or properties are bound or subject or (ii) result in the creation of any Lien upon the Property or any other assets of the Contributor.

(e) Non-Foreign Status. The Contributor is not a foreign person for purposes of Section 1445(a) of the Code, and is, therefore, not subject to the provisions of the Code relating to the withholding of sales proceeds to foreign persons.

(f) Investment Purposes. The Contributor acknowledges its understanding that the OP Units to be acquired pursuant to the Agreement (and any Independence Realty Trust, Inc. (“Company”) common stock into which the OP Units may be exchanged in certain circumstances) are not being registered under the Securities Act of 1933, as amended, and the rules and regulations in effect thereunder (the “Act”) or any applicable state blue sky laws pursuant to a specific exemption or exemptions therefrom, and the Operating Partnership’s reliance on such exemptions is predicated in part on the accuracy and completeness of the representations and warranties of the Contributor. In furtherance thereof, the Contributor represents and warrants to the Operating Partnership as follows:

(i) Investment. The Contributor is acquiring the OP Units solely for the Contributor’s own account for the purpose of investment and not as a nominee or agent for any other person and not with a view to, or for offer or sale in connection with, any distribution thereof. The Contributor agrees and acknowledges that it will not, directly or indirectly, offer, transfer, sell, assign, pledge, hypothecate or otherwise dispose of (each, a “Transfer”) any of the OP Units, unless (i) the Transfer is pursuant to an effective registration statement under the Act and qualification or other compliance under applicable blue sky or state securities laws, (ii) counsel for Contributor (which counsel shall be reasonably acceptable to the Operating Partnership) shall have furnished the Operating Partnership with an opinion, reasonably satisfactory in form and substance to the Operating Partnership, to the effect that no such registration is required because of the availability of an exemption from registration under the Act, or (iii) the Transfer is otherwise permitted by the OP Agreement. Notwithstanding the foregoing, no Transfer shall be made unless it is permitted under the OP Agreement.

(ii) Knowledge. The Contributor is knowledgeable, sophisticated and experienced in business and financial matters. Contributor fully understands the limitations on transfer imposed by the Federal securities laws and as described in the Agreement. The Contributor is able to bear the economic risk of holding the OP Units for an indefinite period and is able to afford the complete loss of Contributor’s investment in OP Units. Contributor has received and reviewed all information and documents about or pertaining to the Company, the Operating Partnership, the business and prospects of the Company and the Operating Partnership and the issuance of the OP Units as Contributor deems necessary or desirable, and has been given the opportunity to obtain any additional information or documents and to ask questions of the proposed management of the Operating Partnership and the Company and receive answers about such information and documents, the Company, the Operating Partnership, the business and prospects of the Company and the Operating Partnership and the OP Units that the Contributor deems necessary or desirable to evaluate the merits and risks related to the Contributor’s investment in the OP Units. The Contributor acknowledges that any such questions posed were answered to the Contributor’s satisfaction. The Contributor understands and has taken cognizance of all risk factors related to the issuance of the OP Units. The Contributor is relying upon its own independent analysis and assessment (including with respect to taxes), and the advice of the Contributor’s advisors (including tax advisors), and not upon that of the Company, the Operating Partnership or any of the Company’s or the Operating Partnership’s affiliates, for purposes of evaluating, entering into, and consummating the transactions contemplated by the Agreement.

(iii) Holding Period. The Contributor acknowledges that it has been advised that (A) unless the OP Units are subsequently registered under the Act or an exemption from such registration is available, such OP Units must be held (and the Contributor must continue to bear the economic risk of the investment in) for at least twelve (12) months and may (absent an effective registration statement or exemption from registration) have to be held indefinitely and the Contributor understands that the Operating Partnership has no obligation or intention to register the OP Units (or any Company common stock into which the OP Units may be exchanged), and (B) a notation shall be made in the appropriate records of the Operating Partnership (and the Company) indicating that the OP Units (and any Company common stock that might be exchanged therefor) are subject to restrictions on transfer.

(iv) Accredited Investor. The Contributor is an “accredited investor” (as such term is defined in Rule 501 (a) of Regulation D under the Act) and has a substantive pre-existing relationship with the Operating Partnership and the Company.

(g) No Brokers. Neither the Contributor nor any of the Contributor’s respective officers, directors or employees has employed or made any agreement with any broker, finder or similar agent or any person or firm that will result in the obligation of the Operating Partnership or any of its affiliates to pay any finder’s fee, brokerage fees or commissions or similar payment in connection with the transactions contemplated by the Agreement.

(h) Litigation. There is no pending litigation or proceeding, either judicial or administrative affecting the Contributor’s ability to consummate the transactions contemplated hereby or the Property other than eviction and other tenant disputes arising in the ordinary course of business. The Contributor knows of no outstanding order, writ, injunction or decree of any court, government, governmental entity or authority or arbitration against or affecting the Contributor or the Property which in any such case would impair Contributor’s ability to enter into and perform any or all of its obligations under the Agreement.

Section 3.3 Survival.

The representations and warranties of each of the Operating Partnership and the Contributor shall survive the closing for six (6) months following the Closing Date.

Section 3.4 Indemnification.

(a) The Operating Partnership shall indemnify and hold harmless the Contributor and the Contributor’s partners, members, directors, officers, employees, agents, representatives, beneficiaries and affiliates (each, an “Indemnified Contributor Party”) from and against any and all charges, complaints, claims, actions, causes of action, losses, damages, liabilities and expenses of any nature whatsoever, including without limitation, amounts paid in settlement, reasonable attorneys’ fees, costs of investigation and remediation, costs of investigative judicial or administrative proceedings or appeals therefrom and costs of attachment or similar bonds (collectively, “Losses”) arising out of or relating to, asserted against, imposed upon or incurred by the Indemnified Contributor Party in connection with any breach of a representation or warranty of the Operating Partnership contained in this Agreement. Notwithstanding anything contained herein to the contrary, no Indemnified Contributor Party shall have the right to receive or recover special, compensatory or punitive damages against the Operating Partnership and hereby waives any and all rights to receive such special, compensatory or punitive damages.

(b) The Contributor shall indemnify and hold harmless the Operating Partnership and the Operating Partnership’s partners, members, directors, officers, employees, agents, representatives, beneficiaries and affiliates (each, an “Indemnified OP Party”) from and against any and all Losses arising out of or relating to, asserted against, imposed upon or incurred by the Indemnified OP Party in connection with any breach of a representation or warranty of the Contributor contained in this Agreement. Notwithstanding anything contained herein to the contrary, no Indemnified OP Party shall have the right to receive or recover special, compensatory or punitive damages against the Contributor and hereby waives any and all rights to receive such special, compensatory or punitive damages.

ARTICLE 4.

COVENANTS OF CONTRIBUTOR

Section 4.1 Covenants.

(a) From the date hereof through the Closing, the Contributor shall conduct its business in the ordinary course, consistent with past practice; provided, however, that the Contributor shall not without the prior written consent of the Operating Partnership:

(i) enter into any material transaction not in the ordinary course of business;

(ii) sell or transfer (or agree to sell or transfer) or otherwise dispose of, or cause the sale, transfer or disposition of, any assets of the Property the Contributor is contributing, other than Leases entered into in the ordinary course of business and personal property of an immaterial value;

(iii) mortgage, pledge or encumber (or permit to become encumbered) any of the Property the Contributor is contributing, except (x) liens for taxes not yet due, (y) purchase money security interests in the ordinary course of business and (z) mechanics’ liens being disputed in good faith and by appropriate proceedings;

(iv) except in the ordinary course of business and consistent with prior practice, amend, modify or terminate any material agreements or other instruments that will be transferred to the Operating Partnership;

(v) incur or refinance any indebtedness that will not be repaid on or before Closing other than trade payables incurred in the ordinary course of business;

(vi) change the existing use of the Property the Contributor is contributing; or

(vii) take any action that would render any of the representations or warranties of Contributor set forth herein untrue, incomplete or misleading in any material respect.

(b) The Contributor agrees and acknowledges that for a period of twelve (12) months following the Closing Date, unless Contributor shall have received the prior written consent of the Company or Operating Partnership, it will not, directly or indirectly, offer, transfer, sell, assign, pledge, hypothecate or otherwise dispose of any of the OP Units received pursuant to this Agreement.

(c) The Contributor shall use its good faith diligent efforts to obtain any approvals, waivers or other consents of third parties, governmental authorities and agencies required to permit the Contributor to effect the transactions contemplated by this Agreement.

(d) From the date hereof through the Closing Date, the Contributor will give prompt written notice to the Operating Partnership of any material development in the Contributor’s commercially reasonable discretion affecting the Property it is contributing and the operations and results of operations related to such Property. Each party hereto will give prompt written notice to the other party of any material development affecting the ability of such party to consummate the transactions contemplated by this Agreement.

ARTICLE 5.

RELEASES AND WAIVERS

Each of the releases and waivers enumerated in this Article 5 shall become effective only upon the Closing.

Section 5.1 General Release of Operating Partnership.

As of the Closing, the Contributor irrevocably waives, releases and forever discharges the Operating Partnership and each of its affiliates, partners, agents, attorneys, successors and assigns of and from, any and all obligations, charges, complaints, claims, liabilities, damages, actions, causes of action, losses and costs of any nature whatsoever existing as of the Closing (collectively, “Contributor Claims”), known or unknown, suspected or unsuspected, arising out of or relating to the Property except for Contributor Claims arising from the breach of any representation, warranty or surviving obligation of the Operating Partnership under this Agreement, any agreement contemplated hereby or entered into in connection herewith, or the governing documents of the Operating Partnership, subject to the obligations of the Operating Partnership under this Agreement.

Section 5.2 General Release of Contributor.

As of the Closing, the Operating Partnership irrevocably waives, releases and forever discharges the Contributor and its agents, attorneys, successors and assigns of and from, any and all obligations, charges, complaints, claims, liabilities, damages, actions, causes of action, losses and costs of any nature whatsoever existing as of the Closing (collectively, “Operating Partnership Claims”), known or unknown, suspected or unsuspected, arising out of or relating to the Property, except for Operating Partnership Claims arising from the breach of any representation, warranty or surviving obligation of Contributor under this Agreement, any agreement contemplated hereby or entered into in connection herewith, or the governing documents of the Contributor, subject to the obligations of the Contributor under this Agreement.

Section 5.3 “AS-IS” Transaction.

THE OPERATING PARTNERSHIP HEREBY ACKNOWLEDGES AND AGREES THAT, EXCEPT AS OTHERWISE EXPRESSLY PROVIDED HEREIN, THE CONTRIBUTOR MAKES NO (AND THE CONTRIBUTOR EXPRESSLY DISCLAIMS AND NEGATES ANY) REPRESENTATIONS OR WARRANTIES OF ANY KIND, WRITTEN OR ORAL, STATUTORY, EXPRESS OR IMPLIED, WITH RESPECT TO THE PROPERTY OR ANY OTHER MATTER WHATSOEVER. THE OPERATING PARTNERSHIP FURTHER ACKNOWLEDGES THAT THE OPERATING PARTNERSHIP HAS CONDUCTED AN INDEPENDENT INSPECTION AND INVESTIGATION OF THE PROPERTY AND ALL SUCH OTHER MATTERS RELATING TO OR AFFECTING THE PROPERTY AS THE OPERATING PARTNERSHIP DEEMED NECESSARY OR APPROPRIATE AND THAT THE OPERATING PARTNERSHIP IS PROCEEDING WITH ITS ACQUISITION OF THE PROPERTY BASED SOLELY UPON SUCH INDEPENDENT INSPECTIONS AND INVESTIGATIONS. ACCORDINGLY, SUBJECT TO THE TERMS AND CONDITIONS EXPRESSLY SET FORTH IN THIS AGREEMENT, THE OPERATING PARTNERSHIP WILL ACCEPT THE PROPERTY AT THE CLOSING “AS IS,” “WHERE IS,” AND “WITH ALL FAULTS” AND WITHOUT RECOURSE AGAINST CONTRIBUTOR.

ARTICLE 6.

MISCELLANEOUS

Section 6.1 Further Assurances.

The Contributor shall take such other actions and execute and deliver such additional documents following the Closing as the Operating Partnership may reasonably request in order to effect the transactions contemplated hereby (subject to Contributor’s approval as to the form and substance of such documents).

Section 6.2 Counterparts.

This Agreement may be executed in one or more counterparts and by facsimile, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Section 6.3 Governing Law.

This Agreement shall be governed by the internal laws of the State of Delaware, without regard to the choice of laws provisions thereof.

Section 6.4 Amendment; Waiver.

Any amendment hereto shall be in writing and signed by all parties hereto. No waiver of any provisions of this Agreement shall be valid unless in writing and signed by the party against whom enforcement is sought.

Section 6.5 Entire Agreement.

This Agreement and all related agreements referred to herein constitute the entire agreement and supersede conflicting provisions set forth in all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

Section 6.6 Assignability.

This Agreement shall be binding upon, and shall be enforceable by and inure to the benefit of, the parties hereto and their respective heirs, legal representatives, successors and assigns; provided, however, that this Agreement may not be assigned (except by operation of law) by any party without the prior written consent of the other party, and any attempted assignment without such consent shall be void and of no effect, except that the Operating Partnership may assign this Agreement, the Closing Documents, and its rights and obligations hereunder and thereunder (other than the obligation to issue OP Units, which shall remain with the Operating Partnership) to an affiliate of the Operating Partnership without the consent of the Contributor; and provided, further, that the Operating Partnership may assign its right to receive the Property to one or more of its wholly owned subsidiaries.

Section 6.7 Titles.

The titles and captions of the Articles, Sections and paragraphs of this Agreement are included for convenience of reference only and shall have no effect on the construction or meaning of this Agreement.

Section 6.8 Third Party Beneficiary.

No provision of this Agreement is intended, nor shall it be interpreted, to provide or create any third party beneficiary rights or any other rights of any kind in any customer, affiliate, stockholder, partner, member, director, officer or employee of any party hereto or any other person or entity.

Section 6.9 Severability.

If any provision of this Agreement, or the application thereof, is for any reason held to any extent to be invalid or unenforceable, the remainder of this Agreement and application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of the void or unenforceable provision and to execute any amendment, consent or agreement deemed necessary or desirable by the parties to effect such replacement.

Section 6.10 Equitable Remedies.

The Contributor agrees that irreparable damage may occur to the Operating Partnership in the event that any of the provisions of this Agreement were not performed by the Contributor in accordance with their specific terms or were otherwise breached by the Contributor. It is accordingly agreed that the Operating Partnership shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement by the Contributor and to enforce specifically the terms and provisions hereof in any federal or state court located in Pennsylvania (as to which the parties agree to submit to jurisdiction for the purposes of such action), this being in addition to any other remedy to which the Operating Partnership is entitled under this Agreement or otherwise at law or in equity; provided, however, any such claim or claims for equitable relief must be filed (and after such filing maintained) by the Operating Partnership within ninety (90) days of the Operating Partnership having delivered written notice to Contributor alleging such breach or failure to perform by the Contributor.

Section 6.11 Confidentiality.

All press releases or other public communications of any kind relating to the transactions contemplated herein, and the method and timing of release for publication thereof, will be subject to the prior written approval of the Operating Partnership and the Contributor, in each case not to be unreasonably withheld; provided, however, that the parties may disclose the terms and conditions of this Agreement (a) as required by law, (b) to consummate the terms of this Agreement or any financing relating thereto, or (c) to the Operating Partnership’s or the Contributor’s lenders, attorneys and accountants.

Section 6.12 Time of the Essence.

Time is of the essence with respect to all obligations under this Agreement.

Section 6.13 Reliance.

Each party to this Agreement acknowledges and agrees that it is not relying on tax advice or other advice from the other party to this Agreement, and that it has or will consult with its own advisors.

Section 6.15 Notice.

Any notice to be given hereunder by any party to the other shall be given in writing by personal delivery, by registered or certified mail, postage prepaid, return receipt requested or by any nationally-recognized overnight carrier, and shall be deemed communicated as of the date of personal delivery (including delivery by overnight courier). Mailed notices shall be addressed as set forth below, but any party may change the address set forth below by written notice to other parties in accordance with this paragraph.

To the Contributor:

c/o RAIT Financial Trust Cira Centre 2929 Arch Street 17th Floor Philadelphia, Pennsylvania 19104 Attn: Raphael Licht

To the Operating Partnership:

Independence Realty Operating Partnership, LP Cira Centre 2929 Arch Street 17th Floor Philadelphia, Pennsylvania 19104 Attn: Jack Salmon

Section 6.16 Termination.

(a) This Agreement shall terminate if the Closing shall not have occurred on or prior to December 31, 2011.

(b) Upon such termination, this Agreement shall become void and have no effect, and no party hereto shall have any liability to the other parties hereto except that nothing herein shall relieve any party from liability for any breach of this Agreement prior to termination.

IN WITNESS WHEREOF, the parties have executed this Contribution Agreement as of the date first written above.

CONTRIBUTOR:

CENTREPOINT ARIZONA, LLC, a Delaware limited liability company

By:	Centrepoint Member, LLC, a Delaware limited liability company, its Sole Member

	By:	RAIT Equity Holdings I, LLC, a Delaware limited liability company, its Sole Member and Manager

		By:	RAIT Partnership, L.P., a Delaware limited partnership, its Manager

		By:	RAIT General, Inc., a Maryland corporation, its General Partner

			By:	/s/ KENNETH R. FRAPPIER
			Name:	Kenneth R. Frappier
			Title:	Executive Vice President

THE OPERATING PARTNERSHIP:

INDEPENDENCE REALTY OPERATING PARTNERSHIP, LP

	By:	Independence Realty Trust, Inc., its general partner

		By:	/s/ JACK E. SALMON
Jack E. Salmon
President and Chief Financial Officer

EXHIBIT A

TO

CONTRIBUTION AGREEMENT

“Appurtenances” shall mean all rights, covenants, licenses, privileges, hereditaments and warranties, owned by the Contributor and/or to the benefit of the Contributor and easements or similar rights appurtenant to the Parcel, which are owned by the Contributor or required for the use of the Parcel as contemplated herein, including, without limitation all development rights, air rights, water, water rights and water stock relating to the Parcel and any other rights-of-way, rights of ingress or egress or other interests in, on or to any land, highway, street, road or avenue in, on, across, abutting or adjoining the Parcel and any strips and gores adjacent to or lying between the Parcel and any adjacent land and any appurtenances used in connection with the beneficial use and enjoyment of the Parcel owned by the Contributor and all right, title and interest, if any, of the Contributor in any land lying in the bed of any street opened or proposed in front of or adjoining the Parcel to the center line thereof.

“Business Contracts” shall mean any equipment leases, janitorial contracts, on-site maintenance agreements, other maintenance agreements, waste disposal agreements, service contracts, vendor or supply contracts, insurance contracts, or other agreements affecting all or a portion of the Property or imposing any obligation upon the Operating Partnership upon acquisition of the Property.

“Government Authorizations” shall mean all permits, licenses, approvals, consents and authorizations required to comply with all Legal Requirements, including, but not limited to: (i) zoning permits, variances, exceptions, special use permits, conditional use permits and consents; (ii) environmental, ecological, coastal, wetlands, air and water permits, licenses and consents; (iii) curb cut, subdivision, land use and planning permits, licenses, approvals and consents; (iv) building, sign, fire, health and safety permits, licenses, approvals and consents; and (v) architectural reviews, approvals and consents required under restrictive covenants.

“Improvements” shall mean the buildings and all other permanent improvements and structures including, without limitation, fixtures (excluding trade fixtures that are the property of Tenants pursuant to the Leases), landscaping, signage, parking lots and structures, roads, drainage systems, all utility structures (whether above or below ground), equipment systems (to the extent the equipment systems are owned by the Contributor and excluding trade fixtures that are the property of the Tenants pursuant to the Leases) and other infrastructure improvements, owned by the Contributor or in which the Contributor has an interest and located on the Parcel or required for the use of the Parcel.

“Intangible Property” shall mean all intangible property (including any interest therein) owned by the Contributor, if any, with respect to the Parcel, including the Parcel and building name, including building or Parcel logos, if any, all contract rights, agreements, engineering trade names, licenses, (including all permits, certificates of occupancy, entitlements and other governmental and quasi-governmental authorizations) required in connection with the ownership, development, construction, operation or maintenance of the Property (but specifically excluding any operating licenses held by the Contributor with respect to any separate business conducted by the Contributor on the Parcel), warranties, water rights, zoning rights, architectural, mechanical, electrical and structural plans, studies, drawings, specifications, surveys, renderings and other technical descriptions that relate to the Property.

“Leases” shall mean those certain leases by and between the Contributor and the Tenants. True, complete copies of such Leases have been, or will be, delivered by the Contributor to the Operating Partnership.

“Legal Requirements” shall mean all laws, regulations, rules, orders, writs, judgments, injunctions,

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decrees, certificates, requirements, agreements, conditions of participation and standards of any governmental authorities affecting the development, ownership, construction, condition and operation of the Property by the Contributor, whether now or hereinafter enacted or amended prior to Closing, including, but not limited to, all of the foregoing related to or affecting: (i) the Property or the construction, use or alteration thereof, including all zoning, building, fire, health, safety, sign, and subdivision regulations and codes; (ii) the Contributor’s interest in the Property; (iii) the Contributor’s Personal Property or the construction, use or alteration thereof; or (iv) the Contributor’s obligations with respect to the Americans with Disabilities Act, 42 U.S.C. Section 12101, et seq.

“Liens” means, regarding any real and personal property with respect to the Property, each of the following: all mortgages, deeds of trust, pledges, liens, options, charges, security interests, restrictions, prior assignments, encumbrances, covenants, encroachments, assessments, purchase rights, rights of others, licenses, easements, voting agreements, liabilities or claims of any kind or nature whatsoever, direct or indirect, including, without limitation, interests in or claims to revenues generated by such property.

“Parcel” shall mean that certain parcel of real property more particularly described on Exhibit A to the General Warranty Deed attached as Exhibit B to this Agreement.

“Permitted Exceptions” shall mean: (i) only those title or survey exceptions or defects (including all encumbrances, restrictive covenants, governmental zoning and use requirements or any other exception to title and use of the Parcel) that are set forth in the Title Policy or survey obtained by the Operating Partnership prior to Closing; (ii) Liens, if any, for Property Taxes which are a lien but not due and payable as of the Closing Date; and (iii) rights of Tenants to possession as set forth in the Leases.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or governmental entity.

“Personal Property” shall mean all machinery, furnishings, equipment, tools, signs, appliances, systems and all other tangible personal property used solely in connection with or located on the Parcel that are owned by the Contributor and all books and records and Intangible Property, which are owned by the Contributor and located on or related to the Parcel.

“Property” shall mean: (i) good and unencumbered title and interest in and to the Parcel, Appurtenances and Improvements, subject only to Permitted Exceptions; (ii) all of the Contributor’s rights, title and interest, to the extent assignable, to the Personal Property; (iii) to the extent assignable, all of the Contributor’s interest in the Government Authorizations; (iv) all of the Contributor’s rights and interests under the Leases which are in effect on the Effective Date and at Closing, together with any unapplied Security Deposits from the Tenants thereunder; (v) all of the Contributor’s rights, title and interest, to the extent assignable, to all Intangible Property; and (vi) all of the Contributor’s rights and obligations arising from and after the Closing Date with respect to the Business Contracts expressly assumed by the Operating Partnership.

“Property Taxes” shall mean all federal, state, county, municipal and local governmental taxes, assessments and charges of every kind or nature, general and special, ordinary and extraordinary, foreseen and unforeseen, including, but not limited to, all real estate taxes, and transit or transit district taxes or assessments, ad valorem, rent or similar taxes of every kind or nature affecting the Property (including any rental or similar taxes and license, building, occupancy, permit or similar fees levied in lieu of or in addition to general real or personal property taxes). Property Taxes shall not include any federal or state income tax, any income tax resulting from the transfer of the Property by the Contributor or any sales, use, single business, gross receipts, transaction privilege franchise and excise taxes, inheritance, gift or

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estate taxes of the Contributor or any capital stock and franchise taxes of the Contributor imposed by any governmental entity due to this transaction or the Contributor’s ownership of the Property.

“Security Deposits” shall mean and include all security deposits, escrow deposits, reserve funds, security interests, letters of credit, pledges, prepaid rent or other sums, deposits or interests held by the Contributor or by any other Persons for the benefit of the Contributor with respect to the Leases.

“Tenants” shall mean the tenants of the Property.

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